EXHIBIT 99

               Department of Commerce of Tibet Autonomous Region

EXHIBIT 99

               Department of Commerce of Tibet Autonomous Region





 Official Letter Regarding Rejection of Application for Transforming Enterprise



To:  Honglu Investment Holding Inc.

The Request for Instruction on Transformation into Wholly Foreign Owned Enter-prise Through Share Swap [Zang Hong Qi Zong Zi (2004) No. 39] submitted by your company on May 8, 2004 is received. Pursuant to the results of our research and inquiry with Foreign Investment Department and Treaty and Legislation Department of the Ministry of Commerce, your application for transformation into wholly foreign owned enterprise through share swap is groundless under PRC laws, regula -tions, rules and policies. Now please being informed that the said application is not accepted.

Regards,

Department of Commerce of Tibet Autonomous Region (Seal)

August 10, 2004



Translated from Chinese by Jun He Law Offices